23 (e)d
Amendment to Distribution Agreement dated May 1, 2008

AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT
AEGON/Transamerica Series Trust and Transamerica Capital, Inc.
     This Amendment is made as of May 1, 2008 to the Amended and Restated Distribution Agreement dated November 1, 2007 by and between AEGON/Transamerica Series Trust, a Delaware statutory trust and Transamerica Capital, Inc.
Name Change of the Trust: Any reference to AEGON/Transamerica Series Trust will now be revised to mean Transamerica Series Trust (the “Trust”), effective May 1, 2008.
Revised Schedule I — Name Changes of the Series of the Trust: Schedule I is replaced in its entirety with the revised Schedule I attached, effective May 1, 2008.
     In all other respects, the Amended and Restated Distribution Agreement dated November 1, 2007 is confirmed and remains in full force and effect. The parties hereto have caused this amendment to be executed as of May 1, 2008.

TRANSAMERICA SERIES TRUST

By: Name:	/s/ Dennis P. Gallagher Dennis P. Gallagher
Title:	Vice President, General Counsel and Secretary

TRANSAMERICA CAPITAL, INC.

By:	/s/ Brenda L. Smith

Name: Title:	Brenda L. Smith Assistant Vice President

SCHEDULE I
AMENDED AND RESTATED DISTRIBUTION AGREEMENT
May 1, 2008
Listed below are current series of the Trust. All series, other than Transamerica Equity II VP, offer Initial Class shares and Service Classes shares. Transamerica Equity II VP currently only offers Initial Class shares.
Transamerica American Century Large Company Value VP
Transamerica Asset Allocation — Conservative VP
Transamerica Asset Allocation — Growth VP
Transamerica Asset Allocation — Moderate VP
Transamerica Asset Allocation — Moderate Growth VP
Transamerica Balanced VP
Transamerica BlackRock Large Cap Value VP
Transamerica Capital Guardian Global VP
Transamerica Capital Guardian U.S. Equity VP
Transamerica Capital Guardian Value VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Convertible Securities VP
Transamerica Equity VP
Transamerica Equity II VP
Transamerica Federated Market Opportunity VP
Transamerica Growth Opportunities VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica Legg Mason Partners All Cap VP
Transamerica Marsico Growth VP
Transamerica MFS High Yield VP
Transamerica MFS International Equity VP
Transamerica Money Market VP
Transamerica Munder Net50 VP
Transamerica PIMCO Total Return VP
Transamerica Science & Technology VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Growth Stock VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Templeton Global VP
Transamerica Third Avenue Value VP
Transamerica U.S. Government Securities VP
Transamerica Value Balanced VP
Transamerica Van Kampen Active International Allocation VP
Transamerica Van Kampen Large Cap Core VP
Transamerica Van Kampen Mid-Cap Growth VP